Exhibit 10.17

SRS Labs, Inc.
Profit Sharing and Bonus Plan
(As amended by the Board of Directors on February 17, 2012)

This profit sharing and bonus plan shall be known as the SRS Labs, Inc. Profit Sharing and Bonus Plan (the “Plan”).  The Plan is intended to qualify as a compensation or bonus plan that is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended, by reason of Section 3 of such Act.

1.                                       Applicability Period

The Plan applies to the fiscal year of SRS labs, Inc. (the “Company”) ending December 31, 2012 and to future fiscal years until the Plan is terminated pursuant to Section 11 below.

2.                                       Components of the Plan

The Plan has two components: Profit Sharing and Bonus.

3.                                       Eligibility

All full-time, regular employees of the Company and its subsidiaries are eligible to participate in the Plan.  Consultants, part-time employees, temporary employees and non-employee directors are not eligible to participate in any part of the Plan.  A full time regular employee is defined as one who regularly works an average of 32 hours weekly.

4.                                       Profit-Sharing Awards

4.1           Eligibility for Profit-Sharing Awards.  All eligible employees who were employed by the Company or its subsidiaries from the first day of any fiscal quarter in which the Company reports net income through the date the Company files its Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) for that quarter or, with respect to the fourth quarter, the date the Company files with the SEC its Annual Report on Form 10-K for the fiscal year, will be entitled to a profit-sharing payment determined in accordance with Sections 4.2 and 4.3 of the Plan.

4.2           Aggregate Profit-Sharing Awards.  For each fiscal quarter, the Company shall allocate 5% of the Company’s net income for the fiscal year to date through the end of such fiscal quarter less any amount of profit sharing awards paid by the Company hereunder in prior quarters of such fiscal year (subject to the discretion of the Board of Directors to change this percentage, at any time and from time to time, for future fiscal years through a resolution adopted either before the next fiscal year begins or within the first three months thereafter).  Net income as defined throughout this Plan shall include FAS 123 charges.

4.3           Allocation and Distribution of Profit-Sharing Awards.  The profit sharing payments for a given fiscal quarter shall be allocated to the eligible employees entitled thereto under Section 4.1 pro rata in proportion to their respective base salaries.

5.                                       Quarterly Bonus Awards

5.1           Eligibility for Quarterly Bonuses.  All eligible employees who were employed by the Company from the first day of a fiscal quarter (other than the fourth fiscal quarter) through the date the Company files its Quarterly Report on Form 10-Q with the SEC for that quarter will be entitled to a quarterly bonus payment; provided however, that the Company’s actual net income for the year to date through the end of such fiscal quarter must be at least equal to 80% of the Company’s net income target for such period as established by the Company’s Board of Directors.

5.2           Aggregate Quarterly Bonus Pool.  For each of the first three fiscal quarters, the aggregate bonus pool shall be determined as follows: using the table below, take the applicable “% of Net Income Achieved” (actual net income for the year to date through the end of the applicable quarter divided by target net income for such period, rounded down to the nearest whole percentage) then calculate the product of the corresponding “Award %” multiplied by an amount equal to (a) 8% of the Company’s net income for the applicable quarter less (b) any quarterly bonus amounts paid by the Company hereunder in prior fiscal quarters.  Notwithstanding the foregoing, the Board of Directors shall have the discretion to change this percentage at any time and from time to time, effective for future fiscal years through a resolution adopted either before the next fiscal year begins or within the first three months thereafter).

% of Net Income Achieved	Award %
<80%	0%
80%	25%
90%	50%
91%	55%
92%	60%
93%	65%
94%	70%
95%	75%
96%	80%
97%	85%
98%	90%
99%	95%
100%	100%

5.3           Allocation and Distribution of Quarterly Bonuses.  The aggregate quarterly bonus payments determined in accordance with Section 5.2 will be allocated and distributed to eligible employees in accordance with Section 7 of the Plan.

6.                                       Annual Bonus Awards

6.1           Eligibility for Annual Bonuses.  All eligible employees who were employed by the Company from the first day of the fourth fiscal quarter through the date the Company files its Annual Report on Form 10-K with the SEC for the fiscal year will be entitled to an annual bonus payment if the Company achieved at least 80% of the Company’s net income target for the fiscal year established by the Company’s Board of Directors.

6.2           Aggregate Annual Bonus Pool.  The aggregate bonus pool for annual bonuses shall be determined as follows: using the table below, take the applicable “% of Net Income Achieved” (actual net income for the fiscal year divided by the target net income for the fiscal year, rounded down to the nearest whole percentage) then calculate the product of the corresponding “Award %” multiplied by an amount equal to (a) 10% of the Company’s net income for the fourth quarter less (b) any quarterly bonus amounts paid by the Company hereunder in prior fiscal quarters of such fiscal year (subject to the discretion of the Board of Directors to change these percentages, at any time and from time to time, for future fiscal years through a resolution adopted either before the next fiscal year begins or within the first three months thereafter).

% of Net Income Achieved	Award %
<80%	0%
80%	25%
90%	50%
91%	55%
92%	60%
93%	65%
94%	70%
95%	75%
96%	80%
97%	85%
98%	90%
99%	95%
100%	100%
110%	120%
125%	150%

6.3           Allocation and Distribution of Annual Bonuses.  The aggregate annual bonus payments determined in accordance with Section 6.2 will be allocated and distributed to eligible employees in accordance with Section 7 of the Plan; provided, however, that (a) the annual bonus paid to any eligible employee who was not a full-time, regular employee of the Company or one of its subsidiaries for the entire fiscal year as determined by Section 7.2 shall be reduced pro rata based upon the number of calendar days that the employee was a full-time, regular employee of the Company or one of its subsidiaries during the fiscal year; and (b) any portion of the annual bonus pool not distributed to eligible employees pursuant to clause (a) shall be re-allocated to all eligible employees (whether employed for the entire fiscal year or a portion thereof) as follows: each eligible employee shall be entitled to a percentage of the total amount to be re-allocated determined by dividing (1) the number of days the eligible employee was employed as a full-time regular employee during the fiscal year multiplied by the eligible employee’s base salary by (2) the total base salaries for all eligible employees multiplied by 365.

7.                                       Bonus Distribution

7.1           Allocation to Bonus Pools.  After the total amount of quarterly or annual bonuses payable for a quarter or the fiscal year has been determined in accordance with Sections 5 or 6, the total amount shall be divided into three distribution pools:

7.1.1        — Broad-Based Employee Pool — 50% of the total amount of the applicable bonus payable shall be allocated to a Broad-Based Employee Pool.

7.1.2        — Executive Staff Pool — 42.5% of the total amount of applicable bonus payable shall be allocated into an Executive Staff Pool.

7.1.3        - Discretionary Pool — 7.5% of the total amount of applicable bonus payable shall be allocated into a Discretionary Pool.

7.2           Distribution of Bonus Pools.  Quarterly and annual bonus payments shall be allocated to individual employees entitled thereto under Sections 5 or 6 out of the applicable bonus pools as follows:

7.2.1        — Broad-Based Employee Pool — The Broad-Based Employee Pool shall be distributed to eligible employees other than Executive Staff (as defined in Section 7.2.2).  This pool shall be paid out to eligible employees pro-rata in proportion to their respective base salaries in effect on the payment date, subject to a further upward or downward adjustment of any participant’s pro-rata payment by no more than 30% based upon the participant’s performance ranking as determined by the Chief Executive Officer.  The sum of any such adjustments shall not cause the total payments distributed to exceed the Broad-Based Employee Pool.

7.2.2        — Executive Staff Pool — The Executive Staff Pool shall be distributed to eligible members of the Executive Staff pro rata in proportion to their respective base salaries in effect on the payment date, subject to a further upward or downward adjustment of any participant’s pro-rata payment by no more than 30% based upon the participant’s performance ranking as determined by the Chief Executive Officer for participants other than the Chief Executive Officer.  The sum of any such adjustments shall not cause the total payments distributed to exceed the Executive Staff Pool.  The “Executive Staff’ is defined as the Chief Executive Officer, Chief Financial Officer, all vice presidents and any other person identified by the Chief Executive Officer as part of the Executive Staff.

7.3           - Discretionary Pool — The Discretionary Pool shall be distributed to eligible employees other than the Executive Staff and employees who are paid part of their compensation in the form of commissions in such manner and amounts as determined by the Company’s Chief Executive Officer.  The Chief Executive Officer shall have discretion to use any or all of the Discretionary Pool to reward selected employees (other than the Executive Staff) who exhibit exemplary performance during the applicable period (e.g., the first, second or third quarter, respectively, and for the final Discretionary Pool distribution, the fourth quarter or the fiscal year).  The Chief Executive Officer has no obligation to use any of this pool for a given period if, in the Chief Executive Officer’s discretion, there has been no exemplary performance.  Any amount not used with respect to a period carries over into the next period.  Any amount not used after the fourth quarter of the fiscal year shall no longer be subject to this Plan.

8.                                       Timing of Payments

Immediately after the Company files its Form 10-Q or 10-K, as applicable, (a) the Company’s Chief Financial Officer shall calculate the amounts, if any, to be paid to eligible employees under the Plan as Profit-Sharing Awards and/or as bonuses from the Broad-Based Employee Pool and the Executive Staff Pool, and (b) the Company’s Chief Executive Officer shall determine the amounts, if any, to be paid to eligible employees under the Plan as bonuses from the Discretionary Pool; provided, however, that no bonuses from the Discretionary Pool to the Company’s Executive Staff shall be paid without the prior approval of the Compensation Committee of the Company’s Board of Directors.  The Company shall include payments to which an eligible employee is entitled under the Plan in such employee’s first regular payroll check following determination of the amounts to which the employee is entitled.

9.                                       Corporate Transactions and Change in Control

9.1           Effect of Change in Control.  The obligations of the Plan shall be binding on any employer that acquires, through a stock purchase or merger, or through an asset purchase, or otherwise, part or all of the Company following a Change in Control.

9.2           Definition of Change in Control.  As used in this Plan, the term “Change in Control” shall mean the occurrence of any of the following events:

9.2.1        The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is defined in subsection (c) hereof) of the Company immediately prior to such transaction;

9.2.2        The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities of which are held directly or indirectly in the aggregate by the holders of Voting Stock of the Corporation immediately prior to such sale;

9.2.3        Any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company (“Voting Stock”);

9.2.4        The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a Change in Control of the Company has occurred;

9.2.5        Notwithstanding the foregoing provisions of (i) subsections (c) or (d) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan solely because the Company, an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities of such entity (an “Affiliate”), any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of 50% or otherwise, or because the Company reports that a Change in Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) subsection (c) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan solely because a person who is a holder of five percent (5%) or more of the Voting Stock and who also is an officer and director of the Company on the initial effective date of this Plan acquires more than 50% of the Voting Stock.

9.2.6        Notwithstanding the foregoing provisions of subsections (a) and (b) hereof, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan solely because the Company engages in an internal reorganization, which may include a transfer of assets to one or more Affiliates, provided that such transaction has been approved by at least two-thirds of the Directors of the Company and as a result of such transaction or transactions, at least 80% of the combined voting power of the then-outstanding securities of the Company or its successor are held in the aggregate by the holders of Voting Stock immediately prior to such transactions.

10.                                 Source of Payments

All payments under the Plan will be paid in cash from the general consolidated funds of the Company.  No separate fund will be established.

11.                                 Amendment or Termination

The Plan may be amended, modified, suspended or terminated by the Board of Directors of the Company at any time and without notice to or the consent of any participant in the Plan.

12.                                 Compensation Committee

Any actions designated to be taken by the Board of Directors of the Company hereunder may be taken by the Compensation Committee of the Board of Directors and shall have the same force and effect as if taken by the Board of Directors.

13.                                 Severability

If any term or condition of the Plan shall be invalid or unenforceable, the remainder of the Plan shall not be affected thereby and shall continue in effect and application to the fullest extent permitted by law.

14.                                 No Employment Rights

Neither the establishment nor the terms of the Plan shall be held or construed to confer upon any employee the right to a continuation of employment by the Company, nor constitute a contract of employment, express or implied.  Subject to any applicable employment agreement, the Company reserves the right to dismiss or otherwise deal with any employee, including eligible employees, to the same extent as though the Plan had not been adopted.  Nothing in the Plan is intended to alter the “AT-WILL” status of eligible employees, it being understood that, except to the extent otherwise expressly set forth to the contrary in a written employment agreement, the employment of any employee can be terminated at any time by either the Company or the employee with or without notice, with or without cause.

15.                                 Transferability of Rights

The Company shall have the right to transfer its obligations under the Plan, with respect to one or more eligible employees, to any person, including any purchaser of all or any part of the Company’s business.  No eligible employee or spouse shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which the eligible employee may have at any time to receive payments of benefits hereunder, which benefits and the rights thereto are expressly declared to be nonassignable and nontransferable, except to the extent required by law.  Any attempt by a Participant to transfer or assign a benefit or any rights granted hereunder shall (after consideration of such facts as the Company deems pertinent) be grounds for terminating any rights of the eligible employee to any portion of the Plan benefits not previously paid.

16.                                 Governing Law

The Plan shall be construed, administered and enforced according to the laws of the State of California.

17.                                 Administration

The Compensation Committee of the Company’s Board of Directors shall administer the Plan in accordance with its terms.  The Compensation Committee shall have the discretion to interpret or construe the terms of this Plan and to make any findings of fact needed in the administration of this Plan.  The Compensation Committee’s interpretation and construction of any provision of the Plan shall be final, binding and conclusive.